May 9, 2018

Registration File No. 333-199237

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

POST-EFFECTIVE AMENDMENT NO. 5

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________

Ministry Partners Investment Company, LLC

(Name of small business issuer in its charter)

_____________________

California	6199	26-3959348
(State of or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

915 West Imperial Highway, Suite 120

Brea, California 92821

(714) 671-5720

 (Address and telephone number of principal executive offices and principal place of business)

JOSEPH W. TURNER, JR.

Chief Executive Officer, President

915 West Imperial Highway, Suite 120

Brea, California 92821

(714) 671-5720

(Name, address and telephone number of agent for service)

With copies to:

RANDY K. STERNS, ESQ.

BUSH ROSS, P.A.

1801 N. Highland Avenue

Tampa, Florida 33602

(813) 224-9255

_____________________

Approximate date of proposed sale to the public:  Not applicable. This post-effective amendment deregisters all of the securities that were unsold under the registration statement as of the date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following space and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐            Accelerated filer ☐             Non-accelerated filer ☐             Smaller reporting company ☑

                                                                   (Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-1, initially filed on October 9, 2014, declared effective on January 6, 2015 (Registration No. 333-1199237), as amended (the “Registration Statement”), relating to the offer and sale of up to $85.0 million of our Class 1 Notes, as amended, and is being filed to deregister the offer and sale of all unsold securities that were registered under the Registration Statement. The amount of Class 1 Notes registered under the Registration Statement remaining unsold at the time the offering contemplated by the Registration Statement was terminated was $12,950,492.

SIGNATURES

Pursuant to the requirements of the Securities Act and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 and has duly caused this Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brea, California, on the 9th day of May, 2018.

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

By: /s/ Joseph W. Turner, Jr.
Joseph W. Turner, Jr.
Chief Executive Officer, President

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statement on Form S-1 in reliance on Rule 478 of the Securities Act.